UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2016

Rennova Health, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

_______________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On August 5, 2016, Rennova Health, Inc. (the “Company”) exchanged (i) an aggregate of $351,500 of debt and interest payments payable to Alcimede LLC for 1,171,667 shares of common stock; (ii) $500,000 of interest payments payable to Christopher E. Diamantis for 1,111,112 shares of common stock and warrants to purchase 1,111,112 shares of common stock; (iii) an aggregate of $1,020,488.95 of accrued dividends payable to Epizon Ltd., Francisco Roca, III, Steven Sramowicz and Dr. Thomas F. Mendolia for 2,846,076 shares of common stock and warrants to purchase 1,989,977 shares of common stock; (iv) $8,000 of consulting fees payable to Monarch Capital LLC for 26,667 shares of common stock; (v) an aggregate of $98,343.33 of board of directors fees and expenses payable to Christopher E. Diamantis, Robert Lee and Dr. Paul R. Billings for 305,588 shares of common stock and warrants to purchase 22,227 shares of common stock; and (vi) $25,000 of interest payments payable to Aella Ltd. for 83,334 shares of common stock. The warrants issued have an exercise price of $0.45 per share, are immediately exercisable and have a five-year term. The issuance of the shares of common stock and warrants was exempt from the registration requirements of the Securities Act of 1933, as amended, in accordance with Section 4(a)(2) thereof, as a transaction by an issuer not involving any public offering. As of August 5, 2016, the Company has 42,531,760 shares of common stock outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2016	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

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